SECOND AMENDMENT TO THE

CUSTODY AGREEMENT

THIS SECOND AMENDMENT, dated as of the 10th day of February, 2012, to the Custody Agreement, dated as of April 1, 2006, as amended December 1, 2008 (the Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANK, N. A., a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a new fund, to amend Sections 3.3(f) and 10.3 and to amend the fees;

WHEREAS, Article 14.2 of the Agreement allows for an amendment by a written instrument executed by both parties;

WHEREAS, the Custodian is a U.S. Bank under Rule 17f-5 of the Investment Company Act of 1940;

NOW, THEREFORE, the parties agree as follows:

Section 3.3(f) of the Agreement is hereby amended, restated and replaced in its entirety with the following:

The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor (i) the appropriateness of maintaining the Fund’s assets with a Sub-Custodian or members of a Sub-Custodian’s network; (ii) the performance of the contract governing the Fund’s arrangements with such Sub-Custodian or members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian will promptly notify the Trust of any material changes in the custody risks of maintaining assets with an Eligible Securities Depository.

Section 10.3 of the Agreement is hereby amended, restated and replaced in its entirety with the following:

Security. If the Custodian advances cash or Securities to the Fund for any purpose, either at the Trust’s request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys’ fees) (except such as may arise from its or its nominee’s bad faith, negligence or willful misconduct), then, in any such event, any property at any time held for the account of the Fund shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of other assets of such Fund to the extent necessary to obtain reimbursement or indemnification (except such as may arise from its or its nominee’s bad faith, negligence or willful misconduct).

Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Exhibit D of the Agreement is hereby superseded and replaced with Exhibit D attached hereto

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS	U.S. BANK, N.A.

By:	By: __________________________

Printed Name:	Printed Name: Michael R. McVoy

Title:	Title: Vice President

Exhibit C

to the Custody Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added
Rainier Balanced Portfolio	05-10-1994
Rainier Balanced Portfolio I	05-02-2002
Rainier Large Cap Equity Portfolio	05-10-1994
Rainier Large Cap Equity Portfolio I	05-02-2002
Rainier Intermediate Fixed Income Portfolio	05-02-2002
Rainier Small/Mid Cap Equity Portfolio	05-10-1994
Rainier Small/Mid Cap Equity Portfolio I	05-02-2002
Rainier Mid Cap Equity Portfolio	12-07-2005
Rainier Mid Cap Equity Portfolio	12-07-2005
Rainier High Yield Portfolio	03-31-2009	(1)
Rainier International Discovery Fund,	on or about 03-28-2012	(2)

(1)	The $[ ] minimum fee per Exhibit D has been lowered to $[ ] until 12/31/12.
(2)	No Minimum fee will apply for the first 12 months following the launch date of the Fund.

Exhibit D to the Custody Agreement – Rainier

RAINIER MUTUAL FUNDS TRANSFER AGENCY, FUND ACCOUNTING, DOMESTIC CUSTODY, AND REGULATORY DISTRIBUTION AND FUND ADMINISTRATION SERVICES MASTER ANNUAL FEE SCHEDULE at February, 2012

The following is a combined fee schedule for all services provided by U.S. Bancorp Fund Services, LLC to The Rainier Funds

ANNUAL FEE BASED ON TOTAL ASSETS OF THE FUND COMPLEX UP TO 7 FUNDS AND 2 CLASSES EACH.*

[  ]    Basis Points on the first $[ ] billion

[  ]    Basis Points on the next $[ ] billion

[  ]    Basis Points on the next $[ ] billion

[  ]    Basis Points thereafter

Complex Minimum: $[ ] ($[ ] per fund minimum)

*This fee will be reduced by the distribution fee paid to Quasar as described below. REGULATORY DISTRIBUTION (QUASAR) ALLOCATION TO BE PAID DIRECTLY THROUGH 12b-1 FEES OR BY ADVISER

ANNUAL FEE OF $[ ] PER FUND

–        I SHARES - $[ ] MINIMUM

ORIGINAL SHARES - $[ ] MAXIMUM

Out of Pocket Costs Included in Basis Points Service Fee:

–        Shareholder Communication Stationery

▪        Statements, confirms, etc.

▪       Postage

–        Shareholder Mailing and Inserting

–        Voice Response Services

▪       Account inquiry/maintenance/transactions

–        800 Telephone Service Cost

–        Anti-Money Laundering Service

–        Security Pricing

–        Corporate Action Services

–        Manual Security Pricing

–        EDGAR filings, retention of records

–        US Bancorp Employee Board Meeting Travel

–        Adhoc reports

–        Sales reporting

–        Financial Advisor/Broker Web Access (Vision)

▪        Inquiry/transactions activity

–        NSCC – Fund/SERV, Networking Services

–        Advertising Compliance Reviews (allocated to Quasar fees)

Annual Supervision of Licensed Registered Reps up to 12

Out of Pocket Costs NOT Included in Basis Points Service Fee (appropriate distribution/marketing items will be allocated to Quasar):

  –     Printing of Prospectus, Annual/semi Reports, Advertising and Sales Materials

  –     Proxies and Proxies Services

  –     Literature Fulfillment Service

  –     Engagement of designers, free-lance writers and public relations firms

  –     Fair Value Pricing Services

  –     Shareholder Web Access (FanWeb)

▪       Setup/maintenance/activity

  –     Money Center Trading Services

  –     Chief Compliance Officer Services support

  –     Business On-Line Sales Solutions (B.O.S.S.)

  –     FINRA Advertising filing fees

  –     FINRA out of pocket fees, to include State Registration and filing fees

  –     Annual Supervision of Licensed Registered Reps greater than [ ]

  Additional Funds: Fee Schedule to be re-negotiated; if number of Funds exceeds seven.

Effective Period for Fee Schedule: remove?

Additional Class Set-up and conversion costs: None

Exhibit D to the Custody Agreement

RAINIER MUTUAL FUNDS QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES ANNUAL FEE SCHEDULE at February, 2012
ANNUAL FEE OF $[ ] PER FUND – I SHARES - $[ ] MINIMUM – ORIGINAL SHARES - $[ ] MAXIMUM

Out of Pocket Costs Included in Service Fee:

–      NSCC – Fund/SERV, Networking Services

–      Advertising Compliance Reviews

–      Sales reporting

–      Annual Supervision of Licensed Registered Reps up to 12

–      All other standard out of pocket costs

Out of Pocket Costs Not Included in Service Fee:

–      FINRA Advertising filing fees

–      FINRA out of pocket fees, to include State Registration and filing fees

–      Annual Supervision of Licensed Registered Reps greater than 12

Additional Class Set-up and conversion costs: None

Exhibit D to the Custody Agreement – Rainier

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at March, 2012
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Mali*	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Burkina Faso*	All	[ ]	$[ ]	Niger*	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China “A” Shares	All	[ ]	$[ ]	Palestinian Autonomous Area*	All	[ ]	$[ ]
China “B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal*	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Serbia*	All	[ ]	$[ ]
Euromarkets(3)	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Guinea Bissau*	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Togo*	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Jamaica*	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Lebanon	All	[ ]	$[ ]

* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

▪	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:

▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[    ] per claim. (Fee is waived)

Out of Pocket Expenses

▪	Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪	A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.